ADDENDUM TO LEASE AMENDMENT AND ASSIGNMENT AGREEMENT

    This is an Addendum to that certain Lease Amendment and Assignment Agreement dated September 18, 2002 by and between Saul Strachman (hereinafter referred to as "Landlord") and Health Express Grill, Inc. (hereinafter referred to as "Assignor") and Roll-A-Round Real Roast Beef, Inc. (hereinafter referred to "Assignee").

         Whereas, the parties entered into a Lease Amendment and Assignment Agreement dated September 18, 2002; and

         Whereas, the parties have agreed to amend said agreement;

         Now therefore in consideration of ten dollars ($10.00) and the mutual promises and covenants contained herein, the parties agree as follows:

         1.  Paragraph 4 - Security Deposit of the Amendment and
Assignment Agreement shall be amended as follows:

                  Landlord acknowledges that he is holding the sum of four thousand two hundred fifty dollars ($4,250.00) as a security deposit and the sum of four thousand two hundred fifty dollars ($4,250.00) as last month's rent for the month of January 2004. Both the security deposit and January 2004 rent are hereby assigned to Assignee by Assignor. Assignee shall reimburse Assignor for the security deposit and January 2004 rent at closing of their transaction.

         2. In all other respects, the Amendment and Assignment Agreement dated September 18, 2002 shall remain in full force and effect.


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   LANDLORD:                                                      WITNESSES:



   /s/ Saul Strachman                        /s/
   -------------------------                 --------------------------
   Saul Strachman

   Date:    9/23/02
        ------------------


   ASSIGNOR:

   Health Express Grill, Inc.



By:/s/ Douglas Baker                         /s/
   --------------------------                ------------------------
   Douglas Baker
   Chief Executive Officer

   Date:   9/23/02
        -----------------------------

   ASSIGNEE:

   ROLL-A-ROUND REAL ROAST BEEF, INC.


By:Richard Weitz                             /s/
   ----------------------------              -------------------------

   Richard H. Weitz
   President

   Date: 9/23/02
        ----------------------











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